PRESS RELEASE

Contact:	For Immediate Release
May 22, 2012

NXOI Corporate Headquarters
Next 1 Interactive, Inc.
Direct: 954-888-9779

“NEXT 1 PARTNER ANNOUNCES SIGNIFICANT NEW BUSINESS RELATIONSHIP FOR THE REAL ESTATE VIDEO ON DEMAND NETWORK”

FORT LAUDERDALE, Fla., May 22, 2012 / PRNewswire/ -- Next 1 Interactive, Inc., (OTCBB: NXOID.OB - News) through its minority ownership in and marketing relationship with RealBizMedia, is pleased to announce that RealBizMedia has taken a major step forward by entering into a significant strategic real estate partnership that will further enhance branding, sales, promotion, expansion, and consumer usage of the Video on Demand (VOD) Real Estate network. This partnership will enable more home listings to be delivered in a video format seamlessly to consumers in the comfort of their own home. To learn more about this relationship click here: http://tiny.cc/6ygiew

ABOUT REALBIZMEDIA

RealBizMedia formerly known as RealBiz360 is the leading provider of rich media and image content delivery for the real estate industry. RealbizMedia is focused on providing both integrated and interactive solutions for the seamless creation of High Resolution Media tours and videos for web and wireless.

ABOUT NEXT 1 INTERACTIVE INC.

Next 1 Interactive, Inc. (NXOI) is a multi-faceted media company specializing in Travel and Real Estate. Next 1 plans the delivery of targeted content via multiple digital platforms including Satellite, Cable, Broadcast, Broadband and Mobile. In today's digital market Next 1 delivers information and entertainment to consumers. The company business plan calls for multiple revenue streams from real estate and travel content delivery including transactional commissions, referral fees, advertising and sponsorship.

Safe Harbor Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plan, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks described in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements that may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.